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DELOITTE & TOUCHE LLP
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           Certified Public Accountants    Suite 2500
                                          100 Southeast Second Street
                                          Miami, Florida  33131-2135
                                          Telephone: (305) 358-4141
                                          Facsimile: (305) 372-3160
October 26, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

    We have read and agree with the comments in Item 4 of Form 8-K/A, amendment No. 3 of Community Savings Bankshares, Inc. dated October 26, 1998.

Yours truly,


/s/Deloitte & Touche
DELOITTE & TOUCHE LLP
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